Exhibit 10.1

Execution Version

NOMINATION AGREEMENT

This Nomination Agreement (this “Agreement”) dated April 25, 2013, sets forth our understanding and agreement with respect to your investment in and representation on the Board of Directors of Willis Group Holdings Public Limited Company (the “Company” and, such Board of Directors, the “Board”) and certain restrictions and limitations to be placed on ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and their respective affiliates (collectively, the “ValueAct Group”) concerning the Company, its subsidiaries and their respective securities, assets and properties. By signing this Agreement, the Group agrees and acknowledge as follows:

1. Board Representation.

(a) In consideration of the ValueAct Group’s agreement set forth in Sections 2 and 3 below, the Board will (i) nominate Mr. Jeffrey W. Ubben (the “ValueAct Designee”) for election as a director of the Company at the 2013 annual meeting of stockholders of the Company for a term to expire at the Company’s 2014 annual meeting of stockholders, (ii) name and recommend the ValueAct Designee as a nominee for election to the Board in the Company’s Proxy Statement and (iii) cause all proxies received by the Company to be voted in the manner specified by such proxies. In addition, in the event that such addition or nomination is timely made and the obligations of the ValueAct Group hereunder have not then been otherwise terminated, the Company (acting through the Board) agrees that it will not withdraw such nomination prior to its being voted upon by the stockholders of the Company at the 2013 annual meeting of stockholders of the Company.

(b) Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Section 1 shall be personal to the ValueAct Group and may not be transferred or assigned to any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature (each, a “Person”).

(c) If during the Standstill Period a vacancy on the Board is created as a result of Mr. Ubben’s death or resignation, disqualification or removal from the ValueAct Group, then the ValueAct Group and the Company (acting through the Board) shall work together in good faith to fill such vacancy or replace such nominee with an individual who is (i) approved by the Company’s Corporate Governance and Nominating Committee (such approval not to be unreasonably withheld) and (ii) otherwise mutually acceptable (in each of their sole discretion) to the ValueAct Group and the Company, and thereafter such individual shall serve and/or be nominated as the “ValueAct Designee” under this Agreement.

(d) The Company’s obligations hereunder shall terminate, and the ValueAct Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if (i) members of the ValueAct Group, collectively, cease to beneficially own at least 5% of the outstanding securities of the Company or any securities convertible or exchangeable into or exercisable for any securities of the Company, including, without limitation, any derivative securities or instruments (the “Ordinary Shares”) or (ii) a member of the ValueAct Group, including the ValueAct Designee, otherwise ceases to comply or breaches any of the terms of this Agreement. The ValueAct Group agrees to cause the ValueAct Designee to resign from the Board if the ValueAct Designee fails to resign if and when requested pursuant to this clause (e). The percentage threshold set forth in this clause (e) shall not be deemed unsatisfied to the extent a failure to maintain the specified ownership thresholds is the result of share issuances or similar Company actions that increase the number of outstanding Ordinary Shares.

(e) The ValueAct Group acknowledges that the ValueAct Designee shall have all of the obligations, including the fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents.

2. Standstill Agreement. In consideration of the Company’s agreement set forth in Section 1 above, the ValueAct Group agrees that, during the Standstill Period, (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the ValueAct Designee), the ValueAct Group shall not, and shall cause their respective directors, officers, partners, members, employees, agents (acting in such capacity), controlled investment funds and affiliates (collectively, “Representatives”, provided that no portfolio company of the ValueAct Group shall be deemed a “Representative” so long as such portfolio company (i) has not discussed the Company or its business with the ValueAct Group or the ValueAct Designee, (ii) has not received from the ValueAct Group or the ValueAct Designee information concerning the Company or its business and (iii) is not acting at the request of, in coordination with or on behalf of the ValueAct Group or the ValueAct Designee) not to, in any manner, directly or indirectly:

(a) acquire, agree or seek to acquire, directly or indirectly, or make any proposal or offer to acquire, announce any intention to acquire, any securities of the Company (or beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any securities of the Company (or beneficial ownership thereof), including, without limitation, any derivative securities or instruments, or any property, asset or business of the Company (other than securities issued pursuant to a stock split, stock dividend or similar corporate action initiated by the Company); provided that nothing herein (i) shall prohibit the ValueAct Group from acquiring additional Ordinary Shares if, following any such acquisition of Ordinary Shares, the ValueAct Group would not own in the aggregate in excess of 12% of the Ordinary Shares outstanding at such time and (ii) will require Ordinary Shares to be sold to the extent the ValueAct Group, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding Ordinary Shares,

(b) propose to any Person, or effect or seek to effect, whether alone or in concert with others, any tender or exchange offer, merger, consolidation, acquisition, recapitalization,

restructuring, liquidation, dissolution, business combination or other extraordinary transaction involving the Company, or its securities or assets (“Extraordinary Transaction”), provided, however, that this clause shall not preclude the ValueAct Group from (i) tendering any securities of the Company owned by the ValueAct Group into any tender or exchange offer of any third party or (ii) voting any voting securities of the Company owned by the ValueAct Group with respect to any Extraordinary Transaction,

(c) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise),

(d) form, join, encourage, influence, advise or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with any persons who are not Representatives, with respect to any voting securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, except as expressly set forth in this Agreement,

(e) seek to have the Company waive, amend or modify any provisions of the Company’s Memorandum and Articles of Association or Certificate of Incorporation, as the same may otherwise be amended from time to time,

(f) otherwise act, alone or in concert with others, to seek to control, advise, change or influence the management, board of directors, governing instruments, policies or affairs of the Company,

(g) make any public disclosure, or take any action that could require the Company to make any public disclosure, with respect to any of the matters set forth in this Agreement, including, without limitation, the composition of the Board,

(h) disclose any intention, plan or arrangement inconsistent with the foregoing,

(i) encourage, advise, assist or facilitate the taking of any actions by any other Person in connection with any of the foregoing, or

(j) request during the Standstill Period that the Company or any Representative of the Company, directly or indirectly, amend or waive any provision of this paragraph (including this sentence).

Provided that nothing in this Section 2 shall limit any actions that may be taken by the ValueAct Designee acting as a director of the Company consistent with his fiduciary duties to the Company and its stockholders.

3. Sale Restriction. As further consideration for the Company’s agreement set forth in Section 1, the ValueAct Group agrees that, during the Standstill Period, the ValueAct Group shall not, and shall cause their Representatives not to, voluntarily sell more than 5% of the securities of the Company (or beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any securities of the Company (or beneficial ownership thereof), including, without limitation, any derivative securities or instruments, or any property, asset or business of the Company; provided, however that this Section 3 shall not preclude the ValueAct Group from tendering any securities of the Company owned by the ValueAct Group into any tender or exchange offer of any third party. The ValueAct Group shall be entitled to request a waiver of this Section 3 during the Standstill Period and the Company shall consider granting such waiver in good faith.

4. Termination.

(a) This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Standstill Period”) commencing on the date hereof and ending on the date that is the earliest of (i) the date that is 10 days following the date that the Company materially breaches its obligations under Section 1 of this agreement, provided that such breach has not been cured prior to the expiration of such 10-day period, (ii) the date that is three months from the date that the ValueAct Designee ceases to be a member of the Board due to his death, disability or termination of employment from the ValueAct Group and is not replaced, and (iii) the date of the 2014 annual meeting. Notwithstanding the foregoing, in the event that the ValueAct Designee is not elected to the Board at the Company’s 2013 annual meeting of stockholders, this Agreement shall terminate effective as of the date of such meeting.

(b) The provisions of this Section 4 and Section 8 through Section 18 shall survive the termination of this Agreement. No termination pursuant to this Section 4 shall relieve any party hereto from liability for any breach of this agreement prior to such termination.

5. Confidentiality Agreement. The parties hereby agree to execute and deliver a Confidentiality Agreement in the form attached hereto as Exhibit A substantially contemporaneously with the execution and delivery thereof by the other signatories thereto.

6. Non-Disparagement. Each party hereto shall refrain from making, or causing to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages,

(a) any of the proposals described in this Agreement,

(b) the Company, its officers or its directors or any person who has served as an officer or director of the Company or

(c) ValueAct Group, their respective employees or any person who has served as an employee of any member of the ValueAct Group or

(d) any of their respective affiliates (in the case of the Company) and Representatives (in the case of the ValueAct Group): (i) in any document or report filed with or furnished to (or reasonably expected to be filed with or furnished to) the SEC or any other governmental agency, (ii) in any press release or other publicly available format, (iii) to any stockholder of the Company or prospective stockholder of the Company, or (iv) to any journalist or member of the media (including, without limitation, in a television, radio, newspaper or magazine interview), in each case, with respect to the matters covered by this Agreement. The foregoing shall not prevent the making of any factual statement in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

7. Press Release. The Company shall announce this Agreement and its material terms by means of a press release and a Form 8-K. The ValueAct Group agrees to provide statements to be included the Company’s press release as they may be reasonably requested by the Company.

8. Representations and Warranties of the Company. The Company represents and warrants to the ValueAct Group that

(a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto,

(b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and

(c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9. Representations and Warranties of the ValueAct Group.

(a) Each member of the ValueAct Group represents and warrants to the Company that (i) the authorized signatories of such Person set forth on the signature page hereto has the power and authority to execute this Agreement and to bind applicable member of the ValueAct Group to this Agreement, (ii) this Agreement has been duly authorized, executed and delivered by each member of the ValueAct Group, and is a valid and binding obligation of each such Person, enforceable against such Person in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by such member of the ValueAct Group does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to it or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Person is a party or by which it is bound.

(b) Each member of the ValueAct Group shall cause its affiliates and Representatives to comply with the terms of this Agreement.

10. Securities Laws. The ValueAct Group acknowledges that the ValueAct Group are aware and that the ValueAct Group and the ValueAct Group’ Representatives have been advised that the United States securities laws prohibit any Person having non-public material information about a company from purchasing or selling securities of that company.

11. Compensation. The ValueAct Designee shall participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate. The Company acknowledges that pursuant to the ValueAct Group’ policies, cash, equity awards and other property received by the ValueAct Designee are held by such person for the benefit of certain members of the ValueAct Group. The Company agrees that it will seek board or appropriate committee approval of all stock-based awards made to the ValueAct Designee so that the grant of such awards shall be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder. Without limiting the foregoing, the Company also acknowledges that as a result of the ValueAct Designee’s service on the Board, members of the ValueAct Group may be considered directors of the Company by deputization under applicable interpretations of Section 16 of the Exchange Act. The Company agrees that it will seek board or appropriate committee approval for purposes of Rule 16b-3 for all transactions in classes of Company securities subject to Section 16 and involving the ValueAct Designee or any member of the ValueAct Group who may be considered a “director by deputization” or who may be deemed to have an indirect interest in the transaction in question.

12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) as follows:

If to the Company, to:

Willis Group Holdings PLC

One World Financial Center

200 Liberty Street, 7th Floor

New York, NY 10281

Attention: General Counsel

Facsimile: (212) 915-8969

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Thomas A. Roberts

Michael J. Aiello

Facsimile: (212) 310-8007

If to the ValueAct Group, to:

ValueAct Capital Management, L.P.

435 Pacific Ave., 4th Floor

San Francisco, CA 94133

Attention: General Counsel

Facsimile: (415) 362-5727

Any party may, by notice given in accordance with this paragraph to the other party, designate updated information for notices hereunder.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. This Agreement constitutes the only agreement between the ValueAct Group and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

14. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

15. Entire Agreement; Amendments. This Agreement represents the entire understanding and agreement of the parties with respect to the matters contained herein, and may be amended, modified or waived only by a separate writing executed by the ValueAct Group and the Company expressly so amending, modifying or waiving this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

16. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction without posting a bond or other undertaking restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

17. No Waiver. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

18. Governing Law. This Agreement, and any dispute arising out of, relating to or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws that would require the application of the law of a different jurisdiction. Each party to this Agreement

(a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware,

(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,

(c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware),

(d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and

(e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

19. Captions. The Captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank]

Please confirm your agreement with the foregoing by signing and return to us a copy of this Agreement.

WILLIS GROUP HOLDINGS PLC

By:	/s/ Adam L. Rosman
Name: Adam L. Rosman
Title: Group General Counsel

Agreed to and accepted as of the date first written above on behalf of the ValueAct Group:

VALUEACT CAPITAL MASTER FUND, L.P.
By:	VA Partners I, LLC, its General Partner

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

VA PARTNERS I, LLC.
By:	ValueAct Holdings, L.P., its General Partner

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

VALUEACT CAPITAL MANAGEMENT, L.P.
By	ValueAct Capital Management LLC, its General Partner

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

VALUEACT CAPITAL MANAGEMENT, LLC
By:	ValueAct Holdings, L.P., its General Partner

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

[Signature Page to WSH-ValueAct Agreement]

VALUEACT HOLDINGS, L.P.
By ValueAct Holdings GP, LLC, its General Partner

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

VALUEACT HOLDINGS GP, LLC

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

[Signature Page to WSH-ValueAct Agreement]

Exhibit A

Confidentiality Agreement

Exhibit A

CONFIDENTIALITY AGREEMENT

WILLIS GROUP HOLDINGS PLC

April 25, 2013

To: Each of the persons or entities listed on Schedule A hereto (the “ValueAct Group”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment or election of Mr. Ubben to the Board of Directors (the “Board”) of Willis Group Holdings PLC (the “Company”) at which time the parties may execute the signature page hereto. Capitalized terms used but not otherwise defined below shall have the meanings given to such terms in the nomination agreement regarding certain rights relating to the Board (the “Nomination Agreement”), dated as of April 25, 2013, among the Company and the ValueAct Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, Mr. Ubben may, if and to the extent he desires to do so (in his sole and absolute discretion), disclose information he obtains while a member of the Board to you and your Representatives (as defined below) and may discuss such information with any and all such persons. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, your employees, partners, consultants, agents and counsel (collectively, the “Representatives”), agree to treat any and all information (the “Evaluation Material”) concerning the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished) by Mr. Ubben, or by or on behalf of the Company, together with those portions of any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions set forth below.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by Mr. Ubben, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than Mr. Ubben, the Company or any of the Company Representatives; provided, that in the case of (ii) or

(iii) above, 1) the source of such information was not believed to you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the same was disclosed and (2) Evaluation Materials shall not include information that is provided to you by the Company or any of the Company Representatives in your capacity as a shareholder, such as communications with members of management in the nature and context of similar communications between the Company, analysts and shareholders.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives (i) who need to know such information for the sole purpose of advising you or maintaining your IT or disaster recovery services and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto, except that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company. Except with the prior written consent of the Company’s General Counsel, it is understood and agreed that Mr. Ubben shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. Notwithstanding the foregoing, upon your request the Company will enter into an agreement or other documents with you that provide for the disclosure of Legal Advice to you in such a manner as to preserve attorney client privilege and attorney work product privilege provided that reputable outside legal counsel of national standing provides the Company with a written opinion that disclosure pursuant to the terms of such agreement or other documents will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by in-house or outside legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client privilege.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the

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Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. Notwithstanding the foregoing, you and your Representatives shall not be required to give notice to the Company where disclosure is in the context of standard requests for information from any governmental authority or self-regulatory organization with regulatory jurisdiction over the ValueAct Group and that, in your reasonable opinion, is relating to the regulation of the ValueAct Group and not targeted at the Company. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. It is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing or making any offer, including any tender offer, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, , General Counsel, the Company’s senior investor relations officer, and the Company’s directors and such other Person(s) as the Company may designate in writing, concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the Chief Executive Officer, Chief Financial Officer, General Counsel, the Company’s senior investor relations officer, the Company’s directors and such other Person(s) as the Company may designate in writing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to Mr. Ubben.

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no ValueAct Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, you and your Representatives (i) may retain a copy of the Confidential Information in order to comply with applicable law, regulation or professional standards, or to comply with a bona fide document retention policy, and (ii) to the extent that Confidential Information is retained in standard archival or computer back-up system in the ordinary course of business, such retained Confidential Information shall be destroyed only to the extent that it is reasonably practical to do so, provided, that, such retained Confidential Information shall remain subject to

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the terms of this letter agreement for so long as retained by you or your Representatives. Notwithstanding the return or destruction of Confidential Information, you, and your Representatives will continue to be bound by the confidentiality and other obligations set forth in this letter agreement.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement

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in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and this letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) as follows:

    If to the Company, to:

Willis Group Holdings PLC

One World Financial Center

200 Liberty Street, 7th Floor

New York, NY 10281

Attention: General Counsel

Facsimile: (212) 915-8969

    with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Thomas A. Roberts

Michael J. Aiello

Facsimile: (212) 310-8007

    If to the ValueAct Group, to:

ValueAct Capital Management, L.P.

435 Pacific Ave., 4th Floor

San Francisco, CA 94133

Attention: General Counsel

Facsimile: (415) 362-5727

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Any party may, by notice given in accordance with this paragraph to the other party, designate updated information for notices hereunder.

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

16. This letter agreement shall expire two (2) years from the date on which Mr. Ubben is no longer a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) so long as the Company has, prior to such expiration date of this letter agreement, informed you that such Evaluation Material is subject to trade secret protection.

[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

WILLIS GROUP HOLDINGS PLC

By:	/s/ Adam L. Rosman
Name: Adam L. Rosman
Title: Group General Counsel

[Willis/ValueAct Confidentiality Agreement]

Agreed to and accepted as of the date first written above on behalf of the ValueAct Group:

VALUEACT CAPITAL MASTER FUND, L.P.
By:	VA Partners I, LLC, its General Partner

By:	/s/ G. Mason Morfit
	Name:	G. Mason Morfit
	Title:	President

VA PARTNERS I, LLC.
By:	ValueAct Holdings, L.P., its General Partner

By:	/s/ G. Mason Morfit
	Name:	G. Mason Morfit
	Title:	President

VALUEACT CAPITAL MANAGEMENT, L.P.
By ValueAct Capital Management LLC, its General Partner

By:	/s/ G. Mason Morfit
	Name:	G. Mason Morfit
	Title:	President

VALUEACT CAPITAL MANAGEMENT, LLC
By:	ValueAct Holdings, L.P., its General Partner

By:	/s/ G. Mason Morfit
	Name:	G. Mason Morfit
	Title:	President

VALUEACT HOLDINGS, L.P.
By ValueAct Holdings GP, LLC, its General Partner

By:	/s/ G. Mason Morfit
	Name:	G. Mason Morfit
	Title:	President

[Willis/ValueAct Confidentiality Agreement]

VALUEACT HOLDINGS GP, LLC

By:	/s/ G. Mason Morfit
Name: G. Mason Morfit
Title: President

[Willis/ValueAct Confidentiality Agreement]

SCHEDULE A

ValueAct Capital Master Fund, L.P.

VA Partners I, LLC

ValueAct Capital Management, L.P

ValueAct Capital Management, LLC

ValueAct Holdings, L.P.

ValueAct Holdings GP, LLC